UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

FCCC, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-08589	06-0759497
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

725 5th Ave, Floor 15

New York City, NY, 10022

(Address of principal executive offices, including zip code)

(917) 624-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

As of February 7, 2023, the registrant had 3,461,022 shares of common stock issued and outstanding.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

December 20, 2022, FCCC, Inc. (‘we,’ ‘us,’ Company, entered into a definitive agreement to acquire the controlling interest in Amerihe Group ("Amerihe"), a C-Corp incorporated in the state of California, which is expected to accelerate the growth and market share for both companies, in strategic markets. Amerihe is primarily involved in import/export of rice, grains, and related agricultural products from South East Asia. The management team has over 30 years experience in the South-East Asian Market, including pharmaceuticals, healthcare supplies, and agricultural products. FCCC, Inc. has offered Amerihe Group $15,000 USD to acquire the controlling shareholding in Amerihe Group and commitment to retain existing management.

Item 5.06 Change of Shell Status.

FCCC, Inc. a Nevada corporation (the "Company"), is filing this Amended Supplemental Information and Disclosure Statement to notify shareholders that the Company is no longer a "shell company" as defined by Rule 405 of the Securities Act of 1933 ("Rule 405"). Rule 405 defines a "shell company" as an issuer that has: (1) no or nominal operations; and (2) either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. As of the quarterly report for the period ended September 30, 2022, the Company showed little cash, no revenues, no inventory, and minimal operating expenses, primarily attributed to general and administrative costs. Accordingly, we believe that our financial statements for the nine month period ended September 30, 2021, represented those of a "shell company." In December 2022, the Company, entered into a definitive agreement to acquire the entire interest in AMERIHE GROUP. On March 12, 2022, all closing and delivery requirements were met on behalf of both the Company and AMERIHE GROUP.

As of the fiscal year ended March 31, 2022, along with the first and second quarters of 2023, the Company had cash on hand, inventory, and/or prepaid expenses to acquire inventory. As our most recent quarter ended December 31, 2022, we reported total assets in the amount of $150,000 (September 30, 2022 $36,000)

We believe that our financial reports for the quarterly report ended December 31, 2022, and each of our filed interim reports thereafter reflect substantive operations that indicate we are no longer a "shell company." Although the definition of "shell company" does not include revenues specifically, it is generally understood that revenues are a good indication of actual operations. As reported in our most recent quarterly report ended December 31, 2022, we have commenced revenue-generating operations. The Company has reported substantive current assets, including cash, prepaid expenses, inventory, and/or accounts receivable. Therefore, as of December 31, 2022, the Company was no longer considered a "shell company" as defined by Rule 405 of the Act, having shown evidence of actual operations through the Company's offered services and products, as noted and by virtue of the fact that we have had and continue to have, greater than nominal assets.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Business Share Subscription Agreement - dated December 20, 2022
10.2	Subsidiary Director Resolution - dated December 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCCC Inc.

Date: March 21, 2023	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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